UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2019

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

Westwater Resources, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on August 6, 2019. The total number of shares of the Company’s common stock voted in person or by proxy at the Special Meeting was 659,983, representing approximately 41.3% of the 1,598,218 shares issued and outstanding and entitled to vote at the Special Meeting and constituting a quorum.  The number of votes cast for or against, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set out below.

Proposal 1.Approval of Share Issuance

By the vote reflected below, the stockholders approved the issuance of up to $10.0 million in shares of the Company’s common stock to Lincoln Park Capital Fund, LLC pursuant to the purchase agreement between the Company and Lincoln Park Capital Fund, LLC dated June 6, 2019:

For	Against	Abstain	Broker Non-Votes
609,791	37,223	12,969	0

Proposal 2.Adjournment of the Special Meeting

The stockholders approved one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve Proposal 1. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
609,845	37,545	12,593	0

With respect to the adjournment proposal, although the vote was taken, no motion to adjourn was made because there were sufficient votes at the time of the Special Meeting to approve Proposal 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2019

WESTWATER RESOURCES, INC.

By:       /s/ Jeffrey L. Vigil

Name:Jeffrey L. Vigil

Title:Vice President–Finance and Chief Financial Officer